Exhibit 99.1

NovoCure Limited Announces Closing of Partial Exercise of IPO Over-Allotment Option

St. Helier, Jersey – October 19, 2015 – NovoCure Limited (NASDAQ: NVCR), a commercial stage oncology company pioneering a novel therapy for solid tumors, announced the closing today of a partial exercise of the over-allotment option by the underwriters of its previously announced initial public offering in the amount of an additional 376,195 ordinary shares at the IPO price. There remain an additional 748,805 ordinary shares issuable pursuant to the underwriters’ over-allotment option, which remains exercisable until October 31, 2015.

NovoCure received net proceeds of approximately $7.7 million from the partial exercise of the option, after deducting the underwriting discount. Today’s closing of the partial exercise of the option brings the total net proceeds from NovoCure’s initial public offering to approximately $158 million, after deducting the underwriters’ discount and estimated offering expenses, which NovoCure intends to use for working capital and general corporate purposes, including clinical trials and research and development and continued commercialization of Optune and its future delivery systems.

NovoCure shares trade on the NASDAQ Global Select Market under the symbol “NVCR.”

J.P. Morgan Securities LLC, Deutsche Bank Securities and Evercore Group L.L.C. acted as joint book-running managers for the offering. Wells Fargo Securities, LLC acted as lead manager and JMP Securities LLC and Wedbush PacGrow acted as co-managers. Perella Weinberg Partners LP acted as independent capital markets advisor to NovoCure Limited for the offering.

A registration statement relating to these securities has been filed with, and declared effective by, the U.S. Securities and Exchange Commission. The offering of these securities is being made only by means of a prospectus, copies of which may be obtained from:

J.P. Morgan Securities LLC

c/o Broadridge Financial Solutions

1155 Long Island Ave., Edgewood, NY 11717

Telephone: 1 (866) 803-9204

Deutsche Bank Securities Inc.

Attention: Prospectus Group

60 Wall Street

New York, NY 10005

Email: prospectus.cpdg@db.com

Telephone: 1 (800) 503-4611

Evercore Group L.L.C.

Attention: Equity Capital Markets

55 East 52nd Street

New York, NY 10055

Telephone: 1 (888) 387-2673

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described above, nor shall there be any sale of such shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NovoCure Limited

NovoCure Limited is a Jersey Isle oncology company pioneering a novel therapy for solid tumors called TTFields. Novocure’s US operations are based in Portsmouth, NH and New York, NY. Additionally, the company has offices in Germany, Switzerland, and Japan and a research center in Haifa, Israel. For additional information about the company, please visit www.novocure.com or follow us at www.twitter.com/novocure.

Forward-Looking Statements

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or, in each case, their negative, or other variations or comparable terminology. NovoCure Limited derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While NovoCure Limited believes that its assumptions are reasonable, it is difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results. These factors are discussed in the “Risk factors,” “Cautionary note regarding forward-looking statements,” “Management’s discussion and analysis of financial condition and results of operations,” and “Our business” sections and elsewhere in NovoCure Limited’s registration statement.

You should keep in mind that any forward-looking statement made by NovoCure Limited herein, or elsewhere, speaks only as of the date on which made. New risks and uncertainties come up from time to time, and it is impossible for NovoCure Limited to predict these events or how they may affect it. NovoCure Limited has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Contacts

Media and Investor:

NovoCure Limited

Ashley Cordova, 212-767-7558

acordova@novocure.com